                                                      REGISTRATION NO.__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           CITY NATIONAL CORPORATION
               (Exact Name of Issuer as specified in its charter)
Delaware                                                              95-2568550
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)
400 North Roxbury Drive
Beverly Hills, California                                                  90210
(Address of Principal Executive Offices)                              (Zip Code)

                 CITY NATIONAL CORPORATION -- 1995 OMNIBUS PLAN
                            (Full title of the plan)

                    Richard H. Sheehan, Jr., Esq., Secretary
                               City National Bank
                      400 North Roxbury Drive, Fifth Floor
                        Beverly Hills, California 90210
                    (Name and address of agent for service)

                                With a copy to:
                            Steven L. Strange, Esq.
                      400 North Roxbury Drive, Fifth Floor
                        Beverly Hills, California 90210

                                 (310) 888-6262
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                    Proposed     Proposed
Title of                            Maximum      Maximum
Securities           Amount         Offering     Aggregate       Amount of
to be                to be          Price Per    Offering        Registration
Registered           Registered     Share        Price           Fee
-------------------------------------------------------------------------------
Common Stock         3,000,000/1/   $13.0625/2/  $39,187,500     $13,512.93
$1.00 Par Value

/1/ Shares offered under stock options, restricted stock awards or performance share awards, or in settlement of stock appreciation rights or tax offset bonus rights.

/2/ Average of high and low prices of $13.25 and $12.875, respectively, at March 20, 1996. Provided pursuant to Rule 457 solely for calculation of registration fee.

                                   ----------

Approximate date of proposed sale: From time to time after effective date of Registration Statement.

1                      This document contains 9 pages. Exhibit Index on Page 7.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

         The registrant, City National Corporation, hereby incorporates into this Registration Statement by reference the following documents, which have been filed by the registrant with the SEC:

         (a) The registrant's latest annual report on Form 10-K for the year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934;

         (b) The registrant's current reports on Form 8-K and 8-K/A dated January 11, 1996, and March 15, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934; and

         (c) The description of the registrant's common stock which is contained in the Registration Statement on Form 8-A filed on April 20, 1990, by the registrant under Section 12 of the Securities Exchange Act of 1934.

         All documents subsequently filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         The financial statements incorporated into this Prospectus by reference to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of KPMG Peat
Marwick LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The legality of the securities offered hereby has been passed upon by Steven L. Strange, Esq. Mr. Strange is Assistant Secretary of the registrant and Managing Counsel for City National Bank, a wholly owned subsidiary of the registrant.

Item 6.  Indemnification of Directors and Officers.

         As authorized by Section 145 of the Delaware General Corporation Law, the registrant's Articles of Incorporation provide that the registrant shall indemnify officers and directors of the registrant against claims and expenses by reason of the fact that any such person is or was an officer or director of the registrant, provided certain requirements are satisfied and upon the approval of the registrant's Board of Directors. The registrant carries an insurance policy which covers directors and officers for liabilities insured against.


Item 7.  Exemption From Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         5.     Opinion of Steven L. Strange, Esq., and consent.
         24.    Consent of KPMG Peat Marwick LLP.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of

1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on March 20, 1996.


                                    CITY NATIONAL CORPORATION
                                    Registrant



                                    By:  /s/ Russell Goldsmith
                                         ------------------------------------
                                         RUSSELL GOLDSMITH, Vice Chairman and
                                         Chief Executive Officer

                               POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RUSSELL GOLDSMITH, FRANK P. PEKNY and RICHARD H. SHEEHAN, JR., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Capacity                   Date
/s/ Russell Goldsmith               Vice Chairman and Chief    March 20, 1996
---------------------------------   Executive Officer
RUSSELL GOLDSMITH                   (Principal Executive
                                    Officer)

/s/ Frank P. Pekny                  Chief Financial Officer    March 20, 1996
---------------------------------   and Treasurer
FRANK P. PEKNY                      (Principal Financial
                                    Officer)

/s/ Heng Chen                       Assistant Treasurer        March 20, 1996
---------------------------------   (Principal Accounting
HENG CHEN                           Officer)

/s/ George H. Benter, Jr.           Director                   March 20, 1996
---------------------------------
GEORGE H. BENTER, JR.

/s/ Richard L. Bloch                Director                   March 20, 1996
---------------------------------
RICHARD L. BLOCH

/s/ Mirion P. Bowers, M.D.          Director                   March 20, 1996
---------------------------------
MIRION P. BOWERS, M.D.

Signature                           Capacity                   Date
/s/ Stuart D. Buchalter             Director                   March 20, 1996
---------------------------------
STUART D. BUCHALTER

/s/ Bram Goldsmith                  Chairman of the Board      March 20, 1996
---------------------------------
BRAM GOLDSMITH

/s/ Burton S. Horwitch              Director                   March 20, 1996
---------------------------------
BURTON S. HORWITCH

/s/ Charles E. Rickershauser, Jr.   Director                   March 20, 1996
---------------------------------
CHARLES E. RICKERSHAUSER, JR.

/s/ Edward Sanders                  Director                   March 20, 1996
---------------------------------
EDWARD SANDERS

/s/ Andrea Van De Kamp              Director                   March 20, 1996
---------------------------------
ANDREA VAN DE KAMP

/s/ Kenneth Ziffren                 Director                   March 20, 1996
---------------------------------
KENNETH ZIFFREN

                               INDEX TO EXHIBITS

EXHIBIT NO.      EXHIBIT                               PAGE NO.

   5.            Opinion of Steven L. Strange, Esq.,          8
                 and Consent

  24.            Consent of KPMG Peat Marwick LLP             9

7